Exhibit 23.2

Kesselman & Kesselman Certified Public Accountants (Isr.) Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O. Box 452 Tel Aviv 61003 Israel Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 30, 2007 relating to the financial statements which appears in Protalix BioTherapeutics, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2006. We also consent to the references to us under the headings ‘‘Experts’’ in such Registration Statement.

/s/ Kesselman & Kesselman,

Tel Aviv, Israel
July 23, 2007